UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Suite 400 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2007, Rainmaker Systems, Inc. (the “Company”) amended and restated its 2003 Stock Incentive Plan (the “Plan”) to, among other things: (i) amend the automatic option grant program under the Plan to provide that each non-employee member of the Company’s Board of Directors who continues to serve as a non-employee Board member after each annual meeting of stockholders, including each of the Company’s current non-employee Board members, will be granted under the Plan (1) an option to purchase 8,500 shares of the Company’s common stock (with the exception of the Chairman of the Board, who will be granted an option to purchase 21,250 shares) at an exercise price equal to the fair market value per share of the common stock on the date of such annual meeting as determined in accordance with the Plan, and (2) 8,500 restricted shares of common stock (with the exception of the Chairman of the Board, who will be granted 21,250 restricted shares), in each case, provided such individual has served on the Board for at least six months; (ii) to further amend the automatic option grant program under the Plan to provide that the aforementioned annual option grants to the non-employee Board members shall vest 1/24 per month over 24 months and the aforementioned annual restricted stock grants to the non-employee Board members shall vest  1/2 per year over 2 years; and (iii) clarify the discretion of the Board, or a committee thereof, to administer the Plan.

Item 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	2003 Stock Incentive Plan, as amended and restated effective May 15, 2007

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

May 17, 2007		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	/s/ STEVE VALENZUELA
	Title:	Chief Financial Officer

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